S A Morris                                    MORRIS   BRANKIN  & CO.
          W J Matthew                                  C H A R T E R E D
          ACCOUNTANTS
          D R Cottingham
                                                       P.O. BOX 1044
                                                       West Wind Building
                                                       Grand Cayman
                                                       British West Indies

                                                       Telephone:  (809 94)
          98588
                                                       Facsimile:  (809 94)
          97325
                                                       Telex: 4248 MIDSL CP







                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                      -----------------------------------------


          As independent public accountants, we hereby consent to the incorporation by reference in this registration statement on
          Form S-8 of  our report  on   the  consolidated  financial
          statements of Bank Hapoalim (Cayman) Ltd. dated February 15, 1994 included in Ampal American Israel Corporation's FORM 10-K for the year ended December 31, 1993 and to all references to our firm included in this registration statement.








                                             /s/ Morris Brankin & Co.
                                             -----------------------------
                                             Auditor




          August 11, 1994